Exhibit 10.2

Execution Version

AMENDMENT NO. 3 AND CONSENT TO AMENDED AND RESTATED CREDIT
AGREEMENT AND SUCCESSOR AGENCY AGREEMENT

This AMENDMENT NO. 3 AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND SUCCESSOR AGENCY AGREEMENT (“Amendment”), dated effective as of May 22, 2018 (the “Effective Date”), is by and among Rowan Companies, Inc., a Delaware corporation (the “Borrower”), Rowan Companies plc, an English public limited company (the “Parent”), the other Guarantors, the Lenders party hereto, Wells Fargo Bank, National Association (“Wells Fargo”), as an issuing lender, as swingline lender, and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and Wilmington Trust, National Association, as Successor Administrative Agent (as defined below).

Whereas, the Borrower, the lenders party thereto from time to time (the “Lenders”), and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of January 23, 2014 (as amended by the Commitment Increase and Extension Agreement and Amendment No. 1 dated as of May 5, 2015 and the Extension Agreement and Amendment No. 2 dated as of January 25, 2016, and as the same may be further amended, extended, restated, or otherwise modified from time to time, the “Credit Agreement”, the capitalized terms of which are used herein as therein defined unless otherwise defined herein);

WHEREAS, concurrently upon the effectiveness of this Amendment, RDC Holdings Luxembourg S.à r.l., a Luxembourg private limited liability company (“société à responsabilité limitée”), an Affiliate of the Borrower and a wholly-owned Subsidiary of the Parent, will enter into the New Credit Agreement (as defined below) and certain Lenders will cease to be Lenders under the Credit Agreement and concurrently become lenders under the New Credit Agreement (each such Lender, a “New Facility Lender”);

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders party hereto (which constitute the Majority Lenders) have agreed, to make certain amendments to the Credit Agreement, on the terms and conditions set forth herein;

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders party hereto (which constitute the Majority Lenders) have agreed, to permit the Non-Pro Rata Commitment Reduction (as defined below), on the terms and conditions set forth herein;

WHEREAS, Wells Fargo has agreed to resign as Administrative Agent, and the Borrower and the Lenders party hereto (which constitute the Majority Lenders) have agreed to permit such resignation and to appoint Wilmington Trust, National Association as successor Administrative Agent (in such capacity, the “Successor Administrative Agent”), and such resignation and appointment shall be effective upon the effectiveness of this Amendment; and

Now, Therefore, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.            Amendments to Credit Agreement. Upon the satisfaction of the conditions specified in Section 7 of this Amendment, effective as of the Effective Date, the Credit Agreement is amended as follows:

(a)          Section 1.1 of the Credit Agreement is hereby amended to add the following defined terms in appropriate alphabetical order:

“7.375% Notes” means the $500,000,000 aggregate principal amount of the 7.375% Senior Notes due 2025 issued pursuant to the Indenture (together with any notes of such series issued in substitution or exchange therefor).

“Acceptable Indenture” means (a) the Indenture as in effect on the Closing Date and (b) any other indenture (including any amendment or supplement to the Indenture), so long as the terms of any indenture described in this clause (b) (i) are usual and customary with respect to the type of Debt issued thereunder given the then prevailing market conditions and (ii) are not materially more restrictive or burdensome when taken as a whole than the terms and provisions set forth in this Agreement.

“Approved Affiliate” means a Person that (a) is directly or indirectly wholly-owned by the Parent (other than Equity Interests that have been issued in connection with a Permitted Cash-Box Structure) but is not directly or indirectly wholly-owned by the Borrower, and (b) does not, directly or indirectly, own any Rig or conduct any material operations.

“Convertible Debt” means unsecured Debt of the Parent, the Borrower, or an Approved Affiliate that is convertible into or exchangeable for (a) common Equity Interests of the Parent, (b) exchangeable redeemable preferred shares that are exchangeable into common Equity Interests of the Parent concurrently with the conversion or exchange of such Debt, (c) cash, (such amount of cash determined by reference to the price of such common Equity Interests), (d) a combination thereof, and (e) cash in lieu of fractional common Equity Interests of the Parent; provided in each case that the terms of such Debt shall not contain or otherwise impose any representations, warranties, covenants, conditions, mandatory prepayments, events of default, remedies or other provisions that taken as a whole (i) are not usual and customary with respect to such type of Debt given the then prevailing market conditions, (ii) are materially more restrictive or burdensome than the terms and provisions set forth in this Agreement, or (iii) include any financial maintenance covenants that are more restrictive or burdensome than the financial maintenance covenants in this Agreement (disregarding for such purposes the ability of holders to convert or exchange such Debt).

“New Credit Agreement” means that certain Credit Agreement dated as of May 22, 2018, among RDC Holdings Luxembourg S.à r.l., a Luxembourg private limited liability company (“société à responsabilité limitée”), as the borrower, the Parent, Wells Fargo Bank, National Association, as administrative agent, an issuing lender, and swingline lender, and the other issuing lenders and other lenders party thereto from time to time, as amended, extended, restated, amended and restated, supplemented or otherwise modified from time to time.

“New Credit Facility Documents” means, collectively, the New Credit Agreement and any guaranties, certificates, instruments, security documents or other documents delivered or contemplated to be delivered thereunder or in connection therewith (in each case, as may be amended, extended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Parent’s common Equity Interests purchased by the Parent in connection with the issuance of any Convertible Debt or in relation to a Permitted Cash-Box Structure; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received substantially concurrently by the Parent from the sale of any related Permitted Warrant Transaction, does not exceed the net cash proceeds received by the Parent from the sale of such Convertible Debt issued or resulting from the Permitted Cash-Box Structure in connection with the Permitted Bond Hedge Transaction.

“Permitted Cash-Box Structure” means any structure whereby either: (a) common Equity Interests or Convertible Debt are issued by the Parent in consideration for the concurrent transfer to the Parent of redeemable preferred shares and, if applicable, ordinary shares of an Approved Affiliate; or (b) an Approved Affiliate issues any Debt, or a call option, warrant or right to purchase (or substantively equivalent derivative transaction), in each case, which is convertible into redeemable preferred shares in such Approved Affiliate which, concurrently with such conversion, are exchangeable for common Equity Interests in Parent, and, in either case, all customary transactions, steps, agreements and arrangements which may be necessary to implement such structure.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent’s common Equity Interests sold by the Parent substantially concurrently with any purchase by the Parent of a related Permitted Bond Hedge Transaction.

“Rig” means any mobile offshore drilling unit (including without limitation any jack-up rig, semi-submersible rig, drillship, and barge rig).

(b)          Section 1.1 of the Credit Agreement is hereby amended by restating the following defined terms in their entirety as follows:

“4.75% Notes” means the $400,000,000 aggregate principal amount of the 4.75% Senior Notes due 2024 issued pursuant to the Indenture (together with any notes of such series issued in substitution or exchange therefor).

“4.875% Notes” means the $700,000,000 aggregate principal amount of the 4.875% Senior Notes due 2022 issued pursuant to the Indenture (together with any notes of such series issued in substitution or exchange therefor).

“5.400% Notes” means the $400,000,000 aggregate principal amount of the 5.400% Senior Notes due 2042 issued pursuant to the Indenture (together with any notes of such series issued in substitution or exchange therefor).

“5.85% Notes” means the $400,000,000 aggregate principal amount of the 5.85% Senior Notes due 2044 issued pursuant to the Indenture (together with any notes of such series issued in substitution or exchange therefor).

“7.875% Notes” means the $500,000,000 aggregate principal amount of the 7.875% Senior Notes due 2019 issued pursuant to the Indenture (together with any notes of such series issued in substitution or exchange therefor).

“Additional Notes” means any senior unsecured notes of one or more series, and any notes issued in substitution or exchange therefor, (other than the 4.75% Notes, the 4.875% Notes, the 5.400% Notes, the 5.85% Notes, the 7.375% Notes and the 7.875% Notes) issued by the Borrower, the Parent or any Approved Affiliate from time to time pursuant to any Acceptable Indenture.

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person; provided that (a) any obligation to pay rent or other amounts under any lease or other agreement (whether entered into before or after the Closing Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Closing Date will be deemed not to be a Capital Lease and (b) any obligation to pay amounts under any agreement (whether entered into before or after the Closing Date) that provides for services and the right to use equipment will be deemed not to be a Capital Lease (but only to the extent such obligation would not have been capitalized on a balance sheet of such Person prepared in accordance with GAAP as in effect on the Closing Date).

“Change in Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option or similar right), (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (c) any Credit Party (other than the Parent) shall cease to be wholly-owned, directly or indirectly, by the Parent other than pursuant to a transaction permitted by, as applicable, Section 6.7 and/or 6.8.

“Eurodollar Rate” means, for the Interest Period for each Eurodollar Advance comprising the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1%) equal to (a) the rate for deposits in Dollars (for delivery on the first day of such Interest Period) appearing on the Reuters “LIBOR01” screen (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) as of 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (b) if the rate as determined under clause (a) is not available at such time for any reason, then the applicable Eurodollar Rate for the relevant Interest Period shall instead be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Advance being made, continued or converted and with a term equivalent to such Interest Period would be offered by a bank selected by the Administrative Agent to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Fee Letter” means that certain fee letter dated May 22, 2018 among the Borrower, the Parent and the Administrative Agent.

“Guaranties” means, collectively, (a) the Parent Guaranty, (b) any Material Subsidiary Guaranty, (c) the Luxembourg Subsidiary Guaranty and (d) any other guaranty agreements or joinders or supplements thereto executed in favor of the Administrative Agent for the benefit of the Lender Parties.

“Guarantors” means, collectively, (a) the Parent, (b) each Material Subsidiary that has complied with the requirements of Section 5.6, (c) Rowan Finanz and (d) any other Person that has entered into a Guaranty.

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices. Notwithstanding the foregoing neither a Permitted Bond Hedge Transaction nor a Permitted Warrant Transaction shall constitute a Hedging Arrangement.

“Indenture” means the Indenture dated as of July 21, 2009 between the Borrower and U.S. Bank National Association, as trustee (“U.S. Bank”), as supplemented by the First Supplemental Indenture dated as of July 21, 2009 between the Borrower and U.S. Bank, the Second Supplemental Indenture dated as of August 30, 2010 between the Borrower and U.S. Bank, the Third Supplemental Indenture dated as of May 4, 2012 among the Borrower, the Parent and U.S. Bank, the Fourth Supplemental Indenture dated as of May 21, 2012 among the Borrower, the Parent and U.S. Bank, the Fifth Supplemental Indenture dated as of December 11, 2012 among the Borrower, the Parent and U.S. Bank, the Sixth Supplemental Indenture dated as of January 15, 2014 among the Borrower, the Parent and U.S. Bank, the Seventh Supplemental Indenture dated as of January 15, 2014 among the Borrower, the Parent and U.S. Bank, and the Eighth Supplemental Indenture dated as of December 19, 2016 among the Borrower, the Parent and U.S. Bank, and as the same may be further amended, restated, supplemented, assumed or otherwise modified from time to time as permitted by this Agreement.

“Issuing Lender” means any Lender designated in writing to the Administrative Agent by the Borrower (and consented to in writing by such Lender) as an issuer of Letters of Credit, each in its respective capacity as an issuer of Letters of Credit hereunder.

“Letter of Credit Sublimit” means $0.

“Note Documents” means the Senior Unsecured Notes, the Indenture, each other Acceptable Indenture, and each other agreement, instrument, or document executed at any time in connection with the Senior Unsecured Notes.

“Prime Rate” means the rate of interest per annum published in The Wall Street Journal as the “Prime Rate” in the United States for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, then “prime rate” means the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates).

“Senior Unsecured Notes” means the 4.75% Notes, the 4.875% Notes, the 5.400% Notes, the 5.85% Notes, the 7.375% Notes, the 7.875% Notes and any Additional Notes.

“Swingline Lender” means any Lender that agrees to make Swingline Advances under this Agreement.

“Swingline Sublimit” means $0.

(c)          Section 1.1 of the Credit Agreement is hereby amended to delete the following defined terms:

“Specified Holding Company” means (a) RDC Holdings Luxembourg, S.ár.l, a private limited company organized under the laws of Luxembourg, and (b) any other Person owned, directly or indirectly, by the Parent who, directly or indirectly, owns (i) more than 50% of the equity securities of the Borrower entitled to vote or (ii) equity securities representing more than 50% of the value of the Borrower, in each case on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option or similar right).

“Specified Holding Company Guaranty” means a guaranty substantially in the form of Exhibit C made by any Specified Holding Company in favor of the Administrative Agent for the benefit of the Lender Parties, as amended, supplemented or otherwise modified from time to time.

(d)          Section 5.9 of the Credit Agreement is hereby amended by restating such Section to read as follows:

5.9 [Reserved].

(e)          Section 6.1 of the Credit Agreement is hereby amended by (i) replacing the reference to “Section 6.1(c)” in clause (a) thereof with a reference to “Section 6.1(b) and (c)”; (ii) adding “, any Approved Affiliate” between “unsecured Debt of the Parent” and “or any Credit Party” in clause (b) thereof; (iii) deleting “and” at the end of clause (e) thereof; (iv) replacing the parenthetical in clause (f) thereof with “(determined on a pro forma basis as of the end of each of the most recently completed fiscal quarter for which Financial Statements have been provided pursuant to Section 5.2)”; (v) replacing the period at the end of clause (f) thereof with “; and”; and (vi) adding new clause (g) as follows:

(g)          Debt of the Parent or any of its Subsidiaries under the New Credit Facility Documents and any modification, extension, refinancing, renewal or replacement of all or any part of such Debt.

(f)          Section 6.2 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (l) thereof, (ii) deleting the period at the end of clause (m) thereof and replacing such period with “; and”, and (iii) adding new clause (n) as follows:

(n)          Liens securing Debt permitted under Section 6.1(g).

(g)          Section 6.5 of the Credit Agreement is hereby amended by restating such Section to read as follows:

6.5 Burdensome Agreements. The Parent shall not, nor shall it permit any Subsidiary to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the New Credit Facility Documents) which in any way prohibits or restricts (or requires the consent of or notice to other Persons in connection with) (a) the Parent or any Subsidiary from paying or prepaying the Obligations, (b) the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations (other than (x) agreements governing secured Debt permitted by Sections 6.1 and 6.2 to the extent such restrictions govern only the asset financed pursuant to or securing such Debt, (y) any Acceptable Indenture, and (z) any agreement governing permitted Convertible Debt), or (c) any Subsidiary from making Restricted Payments (other than any agreement governing Debt of a Credit Party permitted under Section 6.1(d) or Section 6.1(e) in its capacity as a primary obligor or guarantor of such Debt) to the Borrower or any other Credit Party or making or paying intercompany loans and advances to the Borrower, in each case other than restrictions that (i) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.9 and applicable solely to such joint venture, (ii) are customary restrictions in leases, subleases, licenses, asset sale agreements otherwise permitted hereby and transactions permitted by this Agreement so long as such restrictions relate solely to the assets subject thereto, and (iii) are restrictions in agreements governing Debt of a Person that is acquired or merged with or into or consolidated with the Parent or a Subsidiary existing at the time of such acquisition, merger, or consolidation (and not created in anticipation or contemplation thereof) permitted under Section 6.1(c).

(h)          Section 6.7(b)(i) of the Credit Agreement is hereby amended by replacing the parenthetical therein in its entirety as follows: “(other than the Borrower)”.

(i)          Section 6.7(b)(ii) of the Credit Agreement is hereby amended by deleting the parenthetical “(other than the stock of the Borrower)”.

(j)          Section 6.10 of the Credit Agreement is hereby amended by inserting the phrase “or in connection with a Permitted Cash-Box Structure” between “wholly-owned Subsidiaries” and “.”.

(k)          Section 7.1(e) of the Credit Agreement is hereby amended by replacing the proviso therein in its entirety as follows:

provided that (x) for purposes of this clause (e), the “principal amount” of the obligations in respect of any Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time and (y) neither (1) any event (other than, for the avoidance of doubt, an “event of default” (however denominated under the documentation for such Convertible Debt)) that permits holders of any Convertible Debt (or any Parent guarantee in respect thereof) to convert or exchange, as the case may be, such Convertible Debt (or any Contingent Debt of the Parent in respect thereof) nor (2) the conversion or exchange of any Convertible Debt (or any Contingent Debt of the Parent in respect thereof) (other than, for the avoidance of doubt, as a result of an “event of default” (however denominated under the documentation for such Convertible Debt)), in either case, into ordinary shares of the Parent (or other securities or property into which such ordinary shares are converted, reconstituted or reclassified following a merger event, reclassification or other change of the ordinary shares of the Parent), cash or a combination thereof, shall give rise to an Event of Default under this clause (e);

(l)          Section 7.1(f)(ii) of the Credit Agreement is hereby amended by deleting the phrase “or any Specified Holding Company”.

(m)          Section 8.1 of the Credit Agreement is hereby amended by replacing the reference to “Wells Fargo” therein with a reference to “Wilmington Trust, National Association”.

(n)          Section 8.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.6           Resignation of Administrative Agent or Issuing Lender. The Administrative Agent may resign at any time upon at least thirty (30) days’ prior written notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the approval of the Borrower unless an Event of Default has occurred and is continuing, to appoint a successor Administrative Agent. Such resignation shall become effective in accordance with such resigning party’s notice and such resigning party shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Credit Documents.

An Issuing Lender may at any time give notice of its resignation to the other Lender Parties and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the approval of the Borrower unless an Event of Default has occurred and is continuing, to appoint a successor Issuing Lender. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days after such Issuing Lender gives notice of its resignation, then the Administrative Agent may on behalf of and at the direction of the Lenders, appoint a successor Issuing Lender with the approval of the Borrower (such approval not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing. Once a Person has accepted such appointment, then the resignation of such Issuing Lender shall become effective in accordance with its notice and such resigning party shall be discharged from its duties and obligations as Issuing Lender hereunder and under the other Credit Documents (except that such Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of such Person until the termination or expiration of all such Letters of Credit (without any pending drawing thereon) issued by such Person and the reimbursement or payment of all Obligations in connection therewith).

Upon the acceptance of a successor’s appointment as Administrative Agent or Issuing Lender hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Issuing Lender, as applicable (except for such rights, powers, privileges, and benefits as continue in favor of the retiring (or retired) Issuing Lender as provided herein), and the retiring Administrative Agent or Issuing Lender, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or Issuing Lender, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s or Issuing Lender’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Sections 9.1(b), (c), and (d) and Section 2.3(h) shall continue in effect for the benefit of such retiring Administrative Agent and Issuing Lender, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Issuing Lender, as applicable, was acting as Administrative Agent or Issuing Lender.

(o)          Schedule II (Revolving Commitments) is hereby amended by replacing it in its entirety with Schedule II attached hereto.

(p)          Schedule IV (Notice Information) is hereby amended by replacing it in its entirety with Schedule IV attached hereto.

Section 2.             Resignation of the Administrative Agent; Appointment of Successor Administrative Agent.

(a)          Upon the effectiveness of this Amendment and as of the Effective Date, Wells Fargo hereby resigns as Administrative Agent (in such capacity, the “Resigning Administrative Agent”) and gives notice of such resignation. Each of the parties hereto (including without limitation the Lenders party hereto (which constitute the Majority Lenders)) waives any notice requirement for such resignation contained in the Credit Agreement and acknowledges and agrees that such resignation complies with the terms and conditions of Section 8.6 of the Credit Agreement and is effective as of the Effective Date.

(b)          Upon the effectiveness of this Amendment and as of the Effective Date, (i) the Lenders party hereto (which constitute the Majority Lenders) hereby appoint, with the consent of the Borrower, Wilmington Trust, National Association, as successor Administrative Agent in accordance with Section 8.6 of the Credit Agreement; (ii) Wilmington Trust, National Association hereby accepts such appointment as the successor Administrative Agent; and (iii) the parties hereto agree and acknowledge that, after giving effect to this Amendment, all references to “Administrative Agent” under the Credit Documents shall be references to Wilmington Trust, National Association.

(c)          Upon the effectiveness of this Amendment and as of the Effective Date, the Resigning Administrative Agent shall be released from each and all of its obligations and duties as the Administrative Agent under the Credit Documents, and the Successor Administrative Agent shall succeed to and become vested with all of the rights, powers, privileges and duties of the Administrative Agent under the Credit Documents; provided that the Successor Administrative Agent shall have no liabilities, duties, or obligations in respect of any acts or omissions of the Resigning Administrative Agent occurring prior to the Effective Date, including with respect to withholding Taxes.

(d)          Without in any way limiting Section 8.6 of the Credit Agreement, upon the effectiveness of this Amendment and as of the Effective Date, the Successor Administrative Agent shall succeed to, and become vested with, all of the rights, powers, privileges, and duties of the Administrative Agent under the Credit Documents (except for such rights, powers, privileges and duties as continue in favor of the Resigning Administrative Agent as provided for in the Credit Agreement and the other Credit Documents), and the Resigning Administrative Agent shall be discharged from all of its duties and obligations under the Credit Agreement and the other Credit Documents; provided, however, that nothing herein shall limit the rights and protections in favor of the Resigning Administrative Agent that expressly survive resignation of the Administrative Agent under the Credit Agreement (including without limitation those contained in Article VIII and Section 9.1(b), (c) and (d) thereof) and the other Credit Documents, as such provisions of the Credit Agreement are in effect on the Effective Date immediately prior to the effectiveness of the Amendment, in respect of any actions taken or omitted to be taken by the Resigning Administrative Agent while the Resigning Administrative Agent was acting as Administrative Agent.

(e)          The Resigning Administrative Agent, the Borrower and the Lenders party hereto (which constitute the Majority Lenders) expressly agree and acknowledge that neither the Successor Administrative Agent, in its individual capacity or as the Administrative Agent, nor any of its Affiliates, shall bear any responsibility or liability for any actions taken or omitted to be taken by the Resigning Administrative Agent (or any other party) under this Amendment, the Credit Agreement, or any of the other Credit Documents or the transactions contemplated hereby or thereby prior to the Effective Date, including with respect to withholding Taxes.

(f)          The Resigning Administrative Agent hereby certifies to the Successor Administrative Agent as follows as of the Effective Date:

(1)         To the knowledge of the Resigning Administrative Agent, the copy of the loan register delivered by the Resigning Administrative Agent to the Successor Administrative Agent on or before the Effective Date is true, correct and complete as of the Effective Date (and after giving effect to the transactions contemplated by this Amendment).

(2)         Exhibit A-1 hereto sets forth, in each case as of the Effective Date, (i) the outstanding principal amount of, and accrued but unpaid interest payable on, each Advance, (ii) the applicable advance date and amount, Class, Type, rate (Eurodollar or Base Rate), Interest Period, and Applicable Margin for each Advance; and (iii) for each Lender, the outstanding principal amount of, and accrued but unpaid interest (and any other outstanding amounts) payable to such Lender.

(3)         To the knowledge of the Resigning Administrative Agent, Exhibit A-2 hereto sets forth each Credit Document (other than the Fee Letter, any Notices of Borrowing, any Notices of Conversion or Continuation, and any Credit Documents related to Issuing Lenders and Letters of Credit), including any such Credit Documents that have been delivered to the Successor Administrative Agent as of the Effective Date, and as of the Effective Date there have been no amendments, supplements, forbearance agreements, waivers or consents (other than this Amendment) relating to such Credit Documents, of which the Resigning Administrative Agent has knowledge or to which the Resigning Administrative Agent is a party, except as set forth in Exhibit A-2.

(4)         The Resigning Administrative Agent has delivered to the Successor Administrative Agent the administrative questionnaires, certifications and other documentation received by the Resigning Administrative Agent from each Lender, in each case, that is in the Resigning Administrative Agent’s possession (collectively, the “Lender Documentation”).

(g)          The Borrower and the Lenders party hereto (which constitute the Majority Lenders) acknowledge and agree that the Successor Administrative Agent is entitled to, and shall rely on, the certifications set forth in clause (f) above and other information and documentation provided to the Successor Administrative Agent by the Resigning Administrative Agent in connection with this Amendment; provided that this clause (g) shall not constitute a representation or warranty as to the matters so certified.

(h)          Covenants of Resigning Administrative Agent. The Resigning Administrative Agent shall: (i) on or before the Effective Date, deliver, or cause to be delivered, promptly to the Successor Administrative Agent executed versions of (A) the Credit Agreement, (B) the Guaranties, and (C) the Lender Documentation, (ii) execute all other documents as may be reasonably requested by the Successor Administrative Agent or the Borrower to transfer the rights and privileges of the Resigning Administrative Agent under the Credit Documents to the Successor Administrative Agent (and in form and substance reasonably satisfactory to the Resigning Administrative Agent and the Successor Administrative Agent), and (iii) take all other actions reasonably requested by the Successor Administrative Agent or its representatives to facilitate the transfer of information to the Successor Administrative Agent in connection with the Lenders and the Credit Documents. The Borrower hereby consents to all actions taken or to be taken by the Resigning Administrative Agent and the Successor Administrative Agent pursuant to the immediately preceding sentence.

(i)          Successor Administrative Agent Fees. On the Effective Date, the Successor Administrative Agent shall be entitled to receive its agency fees from the Borrower as set forth in that certain Fee Letter, dated as of the date hereof (the “Fee Letter”), between the Borrower and the Successor Administrative Agent. Fees payable pursuant to the Fee Letter shall be fully earned when due, and when paid shall be nonrefundable for any reason whatsoever. For the avoidance of doubt, nothing in this Agreement in any way limits the powers, rights, privileges and protections of the Successor Administrative Agent under the Credit Documents, including without limitation under Section 2.8(c) of the Credit Agreement

(j)          The Borrower agrees to pay on the Effective Date the reasonable and documented out-of-pocket costs and expenses of the Successor Administrative Agent relating to this Amendment, including the negotiation, documentation and closing thereof, including the reasonable and documented fees, charges and disbursements of Duane Morris LLP as counsel for the Successor Administrative Agent, to the extent invoices therefor have been provided at least one Business Day prior to the Effective Date.

Section 3.            Resignation of Issuing Lenders; Existing Letters of Credit to New Facility.

(a)          Upon the effectiveness of this Amendment and as of the Effective Date, each of Wells Fargo, Citibank, N.A., DNB Bank ASA, New York Branch, Royal Bank of Canada, Bank of America, N.A., Barclays Bank PLC, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd) hereby resigns as an Issuing Lender (each, in such capacity, a “Resigning Issuing Lender”, and collectively the “Resigning Issuing Lenders”) and gives notice of such resignation. Each of the parties hereto (including without limitation the Lenders party hereto (which constitute the Majority Lenders)) hereby waives any notice requirement for such resignation contained in the Credit Agreement and acknowledges and agrees that such resignation complies with the terms and conditions of Section 8.6 of the Credit Agreement and is effective as of the Effective Date.

(b)          Upon the effectiveness of this Amendment and as of the Effective Date, each Resigning Issuing Lender shall be released from each and all of its obligations and duties as an “Issuing Lender” under the Credit Documents and discharged from its duties and obligations as an “Issuing Lender” under the Credit Documents; provided, however, that nothing herein shall limit the rights and protections in favor of such Resigning Issuing Lender that expressly survive resignation of an Issuing Lender under the Credit Agreement (including without limitation those contained in Article VIII and Section 9.1(b), (c) and (d) and Section 2.3(h) thereof) and the other Credit Documents, as such provisions of the Credit Agreement are in effect on the Effective Date immediately prior to the effectiveness of the Amendment, in respect of any actions taken or omitted to be taken by the Resigning Issuing Lender while the Resigning Issuing Lender was acting as Issuing Lender.

(c)          (i) The Borrower agrees and acknowledges that, immediately prior to giving effect to this Amendment, the Letters of Credit described on Exhibit B (the “Existing Letters of Credit”) are the only Letters of Credit outstanding under the Credit Documents, (ii) each Resigning Issuing Lender agrees and acknowledges that each Letter of Credit issued by such Resigning Issuing Lender under the Credit Agreement immediately prior to giving effect to this Amendment is described on Exhibit B, and (iii) the parties hereto agree and acknowledge that, immediately after giving effect to this Amendment, such Existing Letters of Credit shall (A) not be deemed to be Letters of Credit under the Credit Agreement and (B) be deemed to have been issued under, and governed by the terms and conditions of, the New Credit Agreement.

Section 4.            Resignation of Swingline Lender.

(a)          Upon the effectiveness of this Amendment and as of the Effective Date, Wells Fargo hereby resigns as Swingline Lender (in such capacity, the “Resigning Swingline Lender”) and gives notice of such resignation. Each of the parties hereto (including without limitation the Lenders party hereto (which constitute the Majority Lenders)) hereby waives any notice requirement for such resignation and acknowledges and agrees that such resignation, to the extent applicable, complies with the terms and conditions of the Credit Documents and is effective as of the Effective Date.

(b)          Upon the effectiveness of this Amendment and as of the Effective Date, the Resigning Swingline Lender shall be released from each and all of its obligations and duties as a “Swingline Lender” under the Credit Documents and discharged from its duties and obligations as a “Swingline Lender” under the Credit Documents; provided, however, that nothing herein shall limit any rights and protections in favor of such Resigning Swingline Lender as a Lender that survive the replacement of a Lender under the Credit Agreement or that are contained in Article VIII or Section 9.1(b) or (d) of the Credit Agreement, as such provisions of the Credit Agreement are in effect on the Effective Date immediately prior to the effectiveness of this Amendment. The Borrower and the Resigning Swingline Lender agree that, immediately before and after giving effect to this Amendment, no Swingline Advances are outstanding under the Credit Agreement.

Section 5.            Consent to Non-Pro Rata Commitment Reduction. Upon the effectiveness of this Amendment and as of the Effective Date, the Lenders party hereto (which constitute the Majority Lenders) hereby consent to the Non-Pro Rata Commitment Reduction (as defined below) notwithstanding the requirements and/or limitations set forth in Section 2.1(c) of the Credit Agreement to the extent, and only to the extent, that the consummation of the Non-Pro Rata Commitment Reduction would violate such requirements and/or limitations (collectively, the “Consent”). The parties to this Amendment hereby waive all notices and minimum amounts and multiples required in connection with such Non-Pro Rata Commitment Reduction pursuant to Section 2.1(c) of the Credit Agreement. The Consent shall constitute a limited, one-time consent, and nothing contained herein shall obligate the Lenders to grant any additional or future consent with respect to, or in connection with, any provision of any Credit Document.

Section 6.            Non-Pro Rata Commitment Reduction. Upon the effectiveness of this Amendment and as of the Effective Date, the Revolving Commitment of each New Facility Lender shall be reduced to zero (such reduction being the “Non-Pro Rata Commitment Reduction”). For the avoidance of doubt, there shall be no Issuing Lender and no Swingline Lender once the Non-Pro Rata Commitment Reduction occurs, and the parties hereto consent to each Resigning Issuing Lender resigning as an Issuing Lender on such date notwithstanding any notice period requirements in the Credit Agreement.

Section 7.            Conditions Precedent. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

(a)          Documentation. The Resigning Administrative Agent shall have received counterparts of this Amendment duly executed by each Credit Party, the Majority Lenders, the Resigning Administrative Agent, each Resigning Issuing Lender, the Resigning Swingline Lender and the Successor Administrative Agent, in form and substance reasonably satisfactory to the Resigning Administrative Agent.

(b)          Payment of Interest, Fees, Expenses, and Other Amounts. On the Effective Date, immediately prior to giving effect to this Amendment, the Borrower shall have paid (A) to the Resigning Administrative Agent, for the account of the relevant obligees under the Credit Documents, all unpaid interest, fees, expenses, and other amounts accrued and/or owing by any Credit Party under the Credit Documents through and including the Effective Date (whether or not otherwise then due and payable), including, without limitation, (i) the fees set forth in any Fee Letter, (ii) any interest or fees accrued through and including the Effective Date pursuant to Section 2.8 or 2.9 of the Credit Agreement, and (iii) all other costs, expenses, or other amounts accrued or owing pursuant to Sections 2.11 and 9.1 of the Credit Agreement, and (B) all fees, costs and expenses due to be paid on or before the Effective Date under Section 2(i) and (j) hereof.

(c)          No Default. No Default shall have occurred and be continuing, immediately after giving effect to this Amendment.

(d)          New Credit Agreement; Revolving Outstanding Amount. (i) The New Credit Agreement shall have become effective with each New Facility Lender’s commitment thereunder not exceeding the amount set forth opposite such New Facility Lender’s name on Exhibit C attached hereto or such higher amount agreed to in writing by such New Facility Lender, (ii) pursuant to, and immediately after giving effect to, the New Credit Agreement, the Existing Letters of Credit shall be deemed to have been issued under, and shall be governed by the terms and conditions of, the New Credit Agreement, (iii) immediately prior to giving effect to this Amendment and the New Credit Agreement, the Revolving Outstanding Amount (other than with respect to the Existing Letters of Credit) shall be equal to zero, (iii) immediately after giving effect to this Amendment and the New Credit Agreement, the Revolving Outstanding Amount shall be equal to zero, and (iv) the Lenders shall have received a certificate duly executed by a Responsible Officer of each of the Parent and the Borrower dated as of the Effective Date certifying as to the matters in this clause (d) and clause (c) above.

Section 8.            Representations and Warranties. Each Credit Party hereby represents and warrants to the parties hereto that, as of the date hereof: (a) the representations and warranties made by such Credit Party in the Credit Documents are true and correct in all material respects on and as of the Effective Date; provided that (i) to the extent any representation and warranty is qualified as to “Material Adverse Change” or otherwise as to materiality, such representation and warranty is true and correct in all respects, (ii) to the extent that such representation or warranty relates to an earlier date, it shall be true and correct only as of such specified date, (iii) the representations and warranties contained in Section 4.4(a) of the Credit Agreement shall be deemed to refer to the most recent Financial Statements furnished pursuant to Sections 5.2(a) and (b), respectively, of the Credit Agreement, and (iv) the representation and warranty contained in Section 4.4(b) of the Credit Agreement shall be deemed to refer to the most recent Financial Statements furnished pursuant to Section 5.2(a) of the Credit Agreement; (b) the execution, delivery and performance of this Amendment are within the limited liability company or corporate power and authority of such Credit Party and have been duly authorized by appropriate limited liability company and corporate action and proceedings; (c) this Amendment constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and no portion of the Obligations are subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; and (d) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment.

Section 9.            Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty to which it is a party are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in such Guaranty), and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.

Section 10.         Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parent and the Borrower hereby, for itself, its Subsidiaries and Affiliates, and its successors and assigns (collectively, the “Releasing Parties” and each individually a “Releasing Party”), fully and without reserve, releases, acquits, and forever discharges each of the Resigning Administrative Agent, the Resigning Issuing Lenders, the Resigning Swingline Lender, and the New Facility Lenders, and their respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and each individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date that in any way directly or indirectly arises out of or in any way connected to any of this Amendment, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”); provided that the Released Matters shall not apply or extend to, include or otherwise affect any agreement, arrangement, contract or relationship between a Releasing Party and a Released Party other than the Credit Documents, the New Credit Facility Documents, and the respective transactions related thereto, whether heretofore, presently or hereafter existing. Each of the Parent and the Borrower hereby acknowledges and agrees that the agreements in this Section 10 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each of the Parent and the Borrower hereby further agrees, for itself, its Subsidiaries and Affiliates, and its successors and assigns, that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section 10. In entering into this Amendment, the Parent and the Borrower consulted with, and have been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.

Section 11.         Miscellaneous. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 9.13(b), (c) and (d) and Section 9.15 of the Credit Agreement shall apply to this Amendment, mutatis mutandis. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is, for the avoidance of doubt, a Credit Document under the Credit Agreement. The execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor, except as herein provided, constitute a waiver of any provision of the Credit Agreement or any Credit Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder” or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Transmission by facsimile or electronic transmission (e.g., PDF) of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. With respect to each of the Resigning Administrative Agent, the Resigning Issuing Lenders, the Resigning Swingline Lender, and the New Facility Lenders, all obligations of the Parent, the Borrower, and their respective Subsidiaries provided for in Sections 2.11, 2.12, 2.14(b), and 9.1(a), (b) and (d) of the Credit Agreement and all of the obligations of the Lenders in Section 9.1(c) and Section 9.8 of the Credit Agreement shall survive (in the case of Section 9.8, until the fifth anniversary of the date of) any termination of the Credit Agreement, repayment in full of the Obligations, and termination or expiration of all Letters of Credit. References in this Amendment to the “Administrative Agent” mean, for all periods prior to the Effective Date and on the effectiveness of this Amendment, the Resigning Administrative Agent, and from and after the effectiveness of this Amendment, the Successor Administrative Agent.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed as of the Effective Date.

BORROWER:

ROWAN COMPANIES, INC.

By:	/s/ Stephen M. Butz

Name:	Stephen M. Butz
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

ROWAN COMPANIES PLC

By:	/s/ Stephen M. Butz

Name:	Stephen M. Butz
Title:	Executive Vice President and Chief Financial Officer

ROWAN FINANZ S.à r.l., a Luxembourg private limited liability company

By:	/s/ Rui Miguel Silva Gomes

Name:	Rui Miguel Silva Gomes
Title:	Category A Manager

ATLANTIC MARITIME SERVICES LLC,
a Delaware limited liability company

By:	/s/ Stephen M. Butz

Name:	Stephen M. Butz
Title:	President and Treasurer

Signature Page to Amendment No. 3

Rowan Companies, Inc.

Rowan 350 Slot Rigs, Inc.,
a Delaware corporation

By:	/s/ Stephen M. Butz

Name:	Stephen M. Butz
Title:	Vice President and Treasurer

ROWAN FINANCE LLC,
a Delaware limited liability company

By:	/s/ Stephen M. Butz
Name:	Stephen M. Butz
Title:	Vice President and Treasurer

Signature Page to Amendment No. 3

Rowan Companies, Inc.

LENDER PARTIES:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, Issuing Lender, a Lender, Resigning Administrative Agent, Resigning Swingline Lender, and a Resigning Issuing Lender

By:	/s/ Timothy P. Gebauer

Name:	Timothy P. Gebauer
Title:	Director

Signature Page to Amendment No. 3

Rowan Companies, Inc.

DNB CAPITAL LLC,
as a Lender

By:	/s/ Andrew Shohet
Name:	Andrew J. Shohet
Title:	First Vice President

By:	/s/ Phillipe Wulfers
Name:	Phillipe Wulfers
Title:	First Vice President

DNB BANK ASA, NEW YORK BRANCH,
as an Issuing Lender and a Resigning Issuing Lender

By:	/s/ Mita Zalavadia
Name:	Mita Zalavadia
Title:	Assistant Vice President

By:	/s/ Magdalena Brzostowska
Name:	Magdalena Brzostowska
Title:	First Vice President

Signature Page to Amendment No. 3

Rowan Companies, Inc.

MUFG BANK, LTD., f/k/a the BANK OF TOKYO-MITSUBISHI UFJ, ltd.,
as an Issuing Lender, a Resigning Issuing Lender and a Lender

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Director

Signature Page to Amendment No. 3

Rowan Companies, Inc.

BANK OF AMERICA, N.A.,
as an Issuing Lender, a Lender, and a Resigning Issuing Lender

By:	/s/ Michael Clayborne
Name:	Michael Clayborne
Title:	Director

Signature Page to Amendment No. 3

Rowan Companies, Inc.

barclays bank plc,
as an Issuing Lender, a Lender, and a Resigning Issuing Lender

By:	/s/ Sydney Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Amendment No. 3

Rowan Companies, Inc.

ROYAL BANK OF CANADA,
as an Issuing Lender and a Lender

By:
Name:
Title:

Signature Page to Amendment No. 3

Rowan Companies, Inc.

citibank, N.A.,
as an Issuing Lender, a Lender, and a Resigning Issuing Lender

By:	/s/ Robert Malleck
Name:	Robert Malleck
Title:	Vice President

Signature Page to Amendment No. 3

Rowan Companies, Inc.

hsbc bank usa, n.A.,
as a Lender

By:	/s/ Michael Bustios
Name:	Michael Bustios
Title:	Senior Vice President

Signature Page to Amendment No. 3

Rowan Companies, Inc.

ZB, N.A. dba AMEGY BANK,
as a Lender

By:	/s/ Steven Taylor
Name:	Steven Taylor
Title:	Vice President

Signature Page to Amendment No. 3

Rowan Companies, Inc.

MIZUHO BANK, LTD.,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 3

Rowan Companies, Inc.

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Annie Carr
Name:	Annie Carr
Title:	Authorized Signatory

Signature Page to Amendment No. 3

Rowan Companies, Inc.

bank of nova scotia, HOUSTON
BRANCH,
as an Lender

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

Signature Page to Amendment No. 3

Rowan Companies, Inc.

deutsche bank ag new york branch,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 3

Rowan Companies, Inc.

M&T Bank,
as a Lender

By:	/s/ Edward Tierney
Name:	Edward Tierney
Title:	Senior Vice President

Signature Page to Amendment No. 3

Rowan Companies, Inc.

Wilmington Trust, National Association,
as Successor Administrative Agent

By:	/s/ Meghan McCauley

Name:	Meghan McCauley
Title:	Vice President

Signature Page to Amendment No. 3

Rowan Companies, Inc.

EXHIBIT A-1

Outstanding Advances and Interest

Amount	Outstanding Principal Amount	Accrued but Unpaid Interest	Date of Advance	Class	Type	Rate	Interest Period	Applicable Margin
$0.00	$0.00	$0.00	N/A	N/A	N/A	N/A	N/A	N/A

Lender	Outstanding Principal Amount Payable	Accrued but Unpaid Interest Payable
Mizuho Bank, Ltd.	$0.00	$0.00
Royal Bank of Canada	$0.00	$0.00
Deutsche Bank AG New York Branch	$0.00	$0.00

Exhibit A-1

EXHIBIT A-2

Credit Documents

1.	Amended and Restated Credit Agreement dated as of January 23, 2014 (as amended by the Commitment Increase and Extension Agreement and Amendment No. 1 dated as of May 5, 2015 and the Extension Agreement and Amendment No. 2 dated as of January 25, 2016) among the Borrower, the Parent, the lenders party thereto from time to time and the Administrative Agent.

2.	Amended and Restated Parent Guaranty dated as of January 23, 2014, made by the Parent, in favor of the Administrative Agent for the ratable benefit of the Lender Parties.

3.	Amended and Restated Subsidiary Guaranty dated as of January 23, 2014, made by Atlantic Maritime Services LLC, a Delaware limited liability company, Rowan 350 Slot Rigs, Inc. (formerly known as RDC Qatar, Inc.), a Delaware corporation, and Rowan Finance LLC, a Delaware limited liability company, in favor of the Administrative Agent for the ratable benefit of the Lender Parties.

4.	Amended and Restated Subsidiary Guaranty dated as of January 23, 2014, made by Rowan Finanz S.à r.l., a Luxembourg private limited liability company, in favor of the Administrative Agent for the ratable benefit of the Lender Parties.

5.	Revolving Note dated as of May 5, 2015, issued by the Borrower payable to the order of Wells Fargo Bank, National Association in the principal amount of $150,714,285.71.

6.	Revolving Note dated as of May 5, 2015, issued by the Borrower payable to the order of DNB Capital LLC in the principal amount of $150,714,285.71.

7.	Revolving Note dated as of May 5, 2015, issued by the Borrower payable to the order of Deutsche Bank AG New York Branch in the principal amount of $100,000,000.00.

8.	Revolving Note dated as of May 5, 2015, issued by the Borrower payable to the order of HSBC Bank USA, N.A. in the principal amount of $100,000,000.00.

9.	Revolving Note dated as of May 5, 2015, issued by the Borrower payable to the order of ZB, N.A. dba Amegy Bank in the principal amount of $35,000,000.00.

10.	Swingline Note dated as of January 23, 2014, issued by the Borrower payable to the order Wells Fargo Bank, National Association in the principal amount of $50,000,000.00.

Exhibit A-2

EXHIBIT B

Existing Letters of Credit

Original Amount	Issuing Lender	Issue Date	Expiry Date	Issuer	Beneficiary Name
$5,000,000.00	Wells Fargo Bank, National Association	June 29, 2017	November 15, 2019	Rowan Drilling (U.K.) Limited	HSBC Bank plc

Exhibit B

EXHIBIT C

Maximum New Revolving Commitments

New Facility Lender	Maximum New Revolving Commitment
Wells Fargo Bank, National Association	$113,392,857.17
Bank of America, N.A.	$113,035,714.28
Citibank, N.A.	$113,035,714.28
Barclays Bank PLC	$113,035,714.28
MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	$113,035,714.28
DNB Capital LLC	$100,714,285.71
Goldman Sachs Bank USA	$78,750,000.00
HSBC Bank USA, N.A.	$75,000,000.00
M&T Bank	$75,000,000.00
The Bank of Nova Scotia, Houston Branch	$33,750,000.00
ZB, N.A. dba Amegy Bank	$26,250,000.00
Total	$955,000,000.00

Exhibit C

SCHEDULE II

LENDER	NON-EXTENDED COMMITMENT	EXTENDED REVOLVING COMMITMENT	AGGREGATE REVOLVING COMMITMENT	REVOLVING CREDIT MATURITY DATE
Deutsche Bank AG, New York Branch	$0	$100,000,000.00	$100,000,000.00	January 23, 2021
Royal Bank of Canada	$150,714,285.71	$0	$150,714,285.71	January 23, 2020
Mizuho Bank, Ltd.	$60,000,000	$0	$60,000,000	January 23, 2019
Total	$210,714,285.71	$100,000,000.00	$310,714,285.71

Schedule II

SCHEDULE IV

Notice Information

ADMINISTRATIVE AGENT
WILMINGTON TRUST, NATIONAL ASSOCIATION	Address:	Suite 1290, 50 South Sixth Street, Minneapolis, MN 55402
	Attn:	Meghan McCauley
	Telephone:	612-217-5647
	Facsimile:	612-217-5651

	with a copy to:	Duane Morris LLP
	Address:	222 Delaware Ave., Suite 1600
Wilmington, Delaware 19801
	Attn:	Christopher Winter, Esq.
	Telephone:	(302) 657-4904
	Facsimile:	(302) 397-2455
CREDIT PARTIES
Borrower and Guarantors	Address:	2800 Post Oak Blvd.
Suite 5450
Houston, Texas 77056-6189
	Attn:	Stephen M. Butz, Executive Vice President,
Chief Financial Officer and Treasurer

	Telephone:	(713) 968-6663
	Facsimile:	(713) 960-7509

with a copy to:
	Attn:	Mark F. Mai, Executive Vice President, General Counsel and Secretary
	Telephone:	(713) 968-6848
	Facsimile:	(713) 960-7509

Schedule IV